MARQETA REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS
The global modern card issuing platform's fourth quarter total processing volume grew 29 percent year-over-year, generating 18% growth in Gross Profit.

OAKLAND, Calif. – February 26, 2025 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the fourth quarter and full year ended December 31, 2024.
Total processing volume (TPV) was $80 billion for the quarter, representing a 29% year-over-year increase. Marqeta reported Q4 Net Revenue of $136 million and Gross Profit of $98 million, representing increases of 14% and 18%, respectively, year-over-year. GAAP Net Loss for the quarter was $27 million and Adjusted EBITDA was $13 million.
TPV was $291 billion for the full year 2024, an annual increase of 31%. For the full year, Marqeta reported Net Revenue of $507 million, an annual decrease of 25%, which reflected a 39 percentage point negative growth impact due to the change in revenue presentation resulting from the Cash App renewal in July 2023. Gross Profit of $352 million represents an increase of 7% year-over-year. The company reported GAAP Net Income of $27 million and Adjusted EBITDA of $29 million for the year ended December 31, 2024.
"In 2024, we empowered our customers to achieve significant growth and scale, maintaining both stability and compliance," said Mike Milotich, Interim CEO at Marqeta. "Entering 2025, our strengthened platform uniquely positions us to serve fintechs and embedded finance with comprehensive debit, credit, and money movement solutions, all fueled by accelerated payment innovation, streamlined operations, and new network and bank partnerships."
Marqeta highlighted several recent business updates that demonstrate business momentum:
•Marqeta signed a broad range of new programs in Q4, including its first consumer credit co-brand partnership and several European deals including program management. This further demonstrates Marqeta's differentiation and breadth by providing program management solutions across debit and credit, consumer and commercial, globally.
•Marqeta entered into an agreement to acquire TransactPay to provide BIN sponsorship and card issuance in the United Kingdom (UK) and European Economic Area (EEA) through electronic money institution (EMI) licenses. This strengthens Marqeta’s program management capabilities in Europe in support of Embedded Finance customers.
•Marqeta announced its plan to add the American Express network as a new option on its platform to further broaden and differentiate the offering for fintech and embedded finance customers across credit and debit card programs.
Share Repurchase:
•The Board of Directors has authorized an additional share repurchase program for up to $300 million of Marqeta’s Class A common stock.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2024	2023		2024	2023
Financial metrics:
Net revenue	$135,790	$118,822	14%	$506,995	$676,171	(25%)
Gross profit	$98,202	$83,233	18%	$351,849	$329,514	7%
Gross margin	72%	70%	2 ppts	69%	49%	20 ppts
Total operating expenses	$135,628	$139,571	(3%)	$376,315	$612,529	(39%)
Net (loss) income	$(27,119)	$(40,376)	33%	$27,287	$(222,962)	112%
Net (loss) income margin	(20%)	(34%)	14 ppts	5%	(33%)	38 ppts
Net (loss) income per share - basic and diluted	$(0.05)	$(0.08)	38%	$0.05	$(0.42)	112%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$79,913	$61,979	29%	$291,105	$222,264	31%
Adjusted EBITDA [2]	$12,663	$3,292	285%	$29,093	$(2,290)	nm
Adjusted EBITDA margin [2]	9%	3%	6 ppts	6%	(0.3%)	6 ppts
Non-GAAP operating expenses [2]	$85,539	$79,941	7%	$322,756	$331,804	(3%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses, and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
nm - Not meaningful
Fourth Quarter 2024 Financial Results:
•TPV increased by 29% year-over-year, from $62 billion for the quarter ended December 31, 2023, to $80 billion for the quarter ended December 31, 2024.
•Net Revenue of $136 million increased by $17 million, or 14% year-over-year.
•Gross Profit increased by 18% year-over-year to $98 million from $83 million in the fourth quarter of 2023 primarily due to TPV growth. Gross margin was 72% in the fourth quarter of 2024.
•Net Loss decreased by $13 million, or 33%, year-over-year to $27 million, primarily due to Gross Profit growth and lower operating expenses.
•Adjusted EBITDA in the fourth quarter of 2024 was $13 million, an increase of $9 million year-over-year.
Full Year 2024 Financial Results:
•TPV increased by 31% year-over-year, from $222 billion in 2023, to $291 billion in 2024.
•Net Revenue decreased by $169 million, or 25% year-over-year, primarily driven by the contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. The impact of fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $265 million, negatively impacting the growth rate by 39 percentage points. In prior periods, these costs were included within Cost of Revenue.
•Gross Profit increased by $22 million, or 7% year-over-year. Gross margin was 69% for the year ended December 31, 2024.
•Net Income increased by $250 million year-over-year to $27 million, primarily driven by the one-time reversal of $145 million in share-based compensation recognized in prior years stemming from the forfeiture of the Executive Chairman Long-Term Performance Award, as well as, increases in gross profit growth and lower operating expenses.

•Adjusted EBITDA for the year ended December 31, 2024 was earnings of $29 million, a $31 million year-over-year improvement.
Acquisition of TransactPay:
Marqeta also announced it has entered into an agreement to acquire TransactPay, a BIN Sponsorship provider that is licensed as an E-Money Institution (EMI) regulated and authorized by the Gibraltar Financial Services Commission and Malta Financial Services Authority, to issue e-money and undertake payment services in the United Kingdom (UK) and European Economic Area (EEA). Founded in 2012, TransactPay, operating under its EMI licenses, is currently live in 25 countries, supporting 16 currencies, and is a principal member of Mastercard and Visa. The acquisition bolsters Marqeta’s card program management capabilities in the UK and EEA, attracting additional customers in Europe and allowing Marqeta’s existing customers to expand more easily into European markets, while staying at the forefront of compliance and without the added complexity of engaging additional partners. The integrated offering will include dedicated customer and production support and strategic bank, network and regulatory relationships, enabling card programs to scale throughout the region.

The acquisition is expected to close within 6 months, subject to the satisfaction of customary closing conditions and receipt of regulatory approval.
Financial Guidance
The following summarizes Marqeta's guidance for the first quarter of 2025:

	First Quarter 2025	Fiscal Year 2025
Net Revenue Growth	14 - 16%	16 - 18%

Gross Profit Growth	11 - 13%	14 - 16%

Adjusted EBITDA Margin (1)	10 - 11%	9 - 10%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until March 5, 2025, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13750712.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; statements and expectations regarding growth and opportunities in the fintech industry and embedded finance; statements regarding our acquisition of TransactPay; and statements made by Marqeta’s Interim CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify, close and recognize the anticipated benefits of any acquisition, including TransactPay; the risk that Marqeta is unable to successfully integrate any acquisition, including TransactPay, to businesses and related operations; the risk of financial services and banking sector instability and follow on effects to fintech companies; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards, and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in more than 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net revenue	$135,790	$118,822	$506,995	$676,171
Costs of revenue	37,588	35,589	155,146	346,657
Gross profit	98,202	83,233	351,849	329,514
Operating expenses (benefit):
Compensation and benefits	98,475	95,790	397,595	446,381
Technology	15,855	13,938	60,059	55,612
Professional services	6,620	7,172	20,057	21,679
Occupancy	2,519	1,076	5,995	4,361
Depreciation and amortization	5,519	3,159	17,460	10,741
Marketing and advertising	1,298	1,219	2,986	2,566
Other operating expenses	5,342	3,804	16,780	17,975
Executive chairman long-term performance award	—	13,413	(144,617)	53,214
Total operating expenses	135,628	139,571	376,315	612,529
Loss from operations	(37,426)	(56,338)	(24,466)	(283,015)
Other income, net	10,701	14,932	52,546	52,440
(Loss) income before income tax expense	(26,725)	(41,406)	28,080	(230,575)
Income tax expense (benefit)	394	(1,030)	793	(7,613)
Net (loss) income	$(27,119)	$(40,376)	$27,287	$(222,962)
Net (loss) income per share attributable to common stockholders, basic	$(0.05)	$(0.08)	$0.05	$(0.42)
Net (loss) income per share attributable to common stockholders, diluted	$(0.05)	$(0.08)	$0.05	$(0.42)
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, basic	502,929	522,331	511,065	532,540
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, diluted	502,929	522,331	518,845	532,540

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$923,016	$980,972
Restricted cash	8,500	8,500
Short-term investments	179,409	268,724
Accounts receivable, net	29,988	19,540
Settlements receivable, net	16,203	29,922
Network incentives receivable	66,776	53,807
Prepaid expenses and other current assets	25,405	27,233
Total current assets	1,249,297	1,388,698
Operating lease right-of-use assets, net	2,712	6,488
Property and equipment, net	37,523	18,764
Intangibles	29,774	35,631
Goodwill	123,523	123,523
Other assets	20,375	16,587
Total assets	$1,463,204	$1,589,691
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$527	$1,420
Revenue share payable	193,399	173,645
Accrued expenses and other current liabilities	177,059	161,514
Total current liabilities	370,985	336,579
Operating lease liabilities, net of current portion	870	5,126
Other liabilities	6,331	4,591
Total liabilities	378,186	346,296
Stockholders' equity:
Preferred stock	—	—
Common stock	50	52
Additional paid-in capital	1,883,190	2,067,776
Accumulated other comprehensive (loss) income	(314)	762
Accumulated deficit	(797,908)	(825,195)
Total stockholders’ equity	1,085,018	1,243,395
Total liabilities and stockholders' equity	$1,463,204	$1,589,691

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net Income (loss)	$27,287	$(222,962)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,460	10,741
Share-based compensation expense	136,562	127,525
Executive chairman long-term performance award	(144,617)	53,214
Non-cash operating leases expense	1,756	2,527
Non-cash postcombination compensation expense	—	32,430
Amortization of premium on short-term investments	(3,232)	(4,495)
Other	1,669	736
Changes in operating assets and liabilities:
Accounts receivable	(11,202)	(4,556)
Settlements receivable	13,719	(11,894)
Network incentives receivable	(12,969)	(11,146)
Prepaid expenses and other assets	462	7,900
Accounts payable	(350)	(1,956)
Revenue share payable	19,754	31,451
Accrued expenses and other liabilities	15,112	14,983
Operating lease liabilities	(3,241)	(3,394)
Net cash provided by operating activities	58,170	21,104
Cash flows from investing activities:
Purchases of property and equipment	(2,418)	(762)
Capitalization of internal-use software	(18,794)	(11,889)
Business combination, net of cash acquired	—	(135,777)
Purchases of short-term investments	—	(892,430)
Sales of short-term investments	—	577,934
Maturities of short-term investments	92,000	501,534
Realized gain (loss) on investments	—	(94)
Net cash provided by investing activities	70,788	38,516
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	203	5,289
Payment on acquisition-related contingent consideration	—	(53,067)
Proceeds from shares issued in connection with employee stock purchase plan	2,715	3,066
Taxes paid related to net share settlement of restricted stock units	(35,407)	(26,662)
Repurchase of common stock	(154,425)	(190,420)
Net cash used in financing activities	(186,914)	(261,794)
Decrease in cash, cash equivalents, and restricted cash	(57,956)	(202,174)
Cash, cash equivalents, and restricted cash - Beginning of period	989,472	1,191,646
Cash, cash equivalents, and restricted cash - End of period	$931,516	$989,472

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2024	2023	Year over Year Change - Q4'24 vs Q4'23
Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating performance:
Net revenue	$135,790	$127,967	$125,270	$117,968	$118,822	14%
Costs of revenue	37,588	37,835	45,917	33,807	35,589	6%
Gross profit	98,202	90,132	79,353	84,161	83,233	18%
Gross profit margin	72%	70%	63%	71%	70%	2	ppts
Operating expenses (benefit):
Compensation and benefits	98,475	100,964	103,166	94,990	95,790	3%
Technology	15,855	16,317	14,769	13,118	13,938	14%
Professional services	6,620	4,759	4,808	3,870	7,172	(8%)
Occupancy and equipment	2,519	1,178	1,204	1,094	1,076	134%
Depreciation and amortization	5,519	4,448	3,956	3,537	3,159	75%
Marketing and advertising	1,298	582	728	378	1,219	6%
Other operating expenses	5,342	4,115	3,418	3,905	3,804	40%
Executive chairman long-term performance award	—	—	(157,738)	13,121	13,413	nm
Total operating expenses (benefits)	135,628	132,363	(25,689)	134,013	139,571	(3%)
(Loss) income from operations	(37,426)	(42,231)	105,042	(49,852)	(56,338)	34%
Other income, net	10,701	13,703	14,216	13,926	14,932	(28%)
(Loss) income before income tax	(26,725)	(28,528)	119,258	(35,926)	(41,406)	35%
Income tax expense (benefit)	394	115	150	134	(1,030)	(138%)
Net (loss) income	$(27,119)	$(28,643)	$119,108	$(36,060)	$(40,376)	33%
(Loss) earnings per share - basic	$(0.05)	$(0.06)	$0.23	$(0.07)	$(0.08)	38%
(Loss) earnings per share - diluted	$(0.05)	$(0.06)	$0.23	$(0.07)	$(0.08)	38%
TPV (in millions)	$79,913	$73,899	$70,627	$66,666	$61,979	29%
Adjusted EBITDA	$12,663	$9,019	$(1,817)	$9,228	$3,292	285%
Adjusted EBITDA margin	9%	7%	(1%)	8%	3%	6	ppts
Financial condition:
Cash and cash equivalents	$923,016	$886,417	$924,730	$970,357	$980,972	(6%)
Restricted cash	$8,500	$8,500	$8,500	$8,500	$8,500	—%
Short-term investments	$179,409	$217,569	$228,833	$228,324	$268,724	(33%)
Total assets	$1,463,204	$1,435,836	$1,488,283	$1,558,361	$1,589,691	(8%)
Total liabilities	$378,186	$340,178	$345,908	$347,696	$346,296	9%
Stockholders' equity	$1,085,018	$1,095,658	$1,142,375	$1,210,665	$1,243,395	(13%)
ppts - percentage points
nm - Not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP net revenue	$135,790	$118,822	$506,995	$676,171
GAAP net (loss) income	$(27,119)	$(40,376)	$27,287	$(222,962)
GAAP net (loss) income margin	(20%)	(34%)	5%	(33%)
GAAP total operating expenses	$135,628	$139,571	$376,315	$612,529

GAAP net (loss) income	$(27,119)	$(40,376)	$27,287	$(222,962)
Depreciation and amortization expense	5,519	3,159	17,460	10,741
Share-based compensation expense (1)	33,304	31,614	136,562	130,416
Executive chairman long-term performance award (1)	—	13,413	(144,617)	53,214
Payroll tax expense related to share-based compensation	263	393	2,570	2,211
Acquisition-related expenses (2)	11,003	11,051	41,584	75,473
Restructuring	—	—	—	8,670
Other income, net	(10,701)	(14,932)	(52,546)	(52,440)
Income tax expense (benefit)	394	(1,030)	793	(7,613)
Adjusted EBITDA	$12,663	$3,292	$29,093	$(2,290)
Adjusted EBITDA Margin	9%	3%	6%	(0.3%)

GAAP Total operating expenses	$135,628	$139,571	$376,315	$612,529
Depreciation and amortization expense	(5,519)	(3,159)	(17,460)	(10,741)
Share-based compensation expense (1)	(33,304)	(31,614)	(136,562)	(130,416)
Executive chairman long-term performance award (1)	—	(13,413)	144,617	(53,214)
Payroll tax expense related to share-based compensation	(263)	(393)	(2,570)	(2,211)
Restructuring	—	—	—	(8,670)
Acquisition-related expenses (2)	(11,003)	(11,051)	(41,584)	(75,473)
Non-GAAP operating expenses	$85,539	$79,941	$322,756	$331,804
_______________
(1) Prior period amounts related to the Executive Chairman Long-Term Performance Award have been reclassified to conform to the current period presentation.
(2) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.